CONTACT:  Bernadette M. Sohler, Director of Communications  (732) 634-1500
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                  MIDDLESEX WATER COMPANY RECEIVES BPU APPROVAL
                             FOR WATER RATE INCREASE

     ISELIN, NEW JERSEY, (May 28, 2004) -- Middlesex Water Company has received approval from the New Jersey Board of Public Utilities (BPU) for a 9.5% increase in its water rates. The Company had requested an increase of 17.8% or $8,014,874 over current revenues in November of 2003 to cover costs of its increased capital investment as well as maintenance and operating expenses.

     "Although the amount of the increase is less than requested, it will help to offset the rising costs of purchased water and power, taxes, corporate governance regulation, and security, that were factors beyond our control," said President Dennis G. Sullivan.

     Sullivan added that water utilities continue to face new drinking water quality regulations, infrastructure challenges and security issues. This increase will aid us in our continuing goal of providing reliable, quality water service," said Sullivan.

     Middlesex Water Company provides retail water service to customers in Woodbridge, Edison, South Plainfield, Carteret, Metuchen and South Amboy. The Company also provides service under contract to Sayreville, the Old Bridge Municipal Utilities Authority (MUA), the Marlboro MUA, East Brunswick, Edison and Highland Park. The increase applies to all classes of customers, both contract and retail.

     The average household in the Company's retail service area is currently charged $25.57 per month for 900 cubic feet or 5,980 gallons of water. The new rate increase would mean a water charge of $28.00 per month for 900 cubic feet of water. The rate increase is effective May 27, 2004. The rate proposal was examined by the New Jersey Board of Public Utilities and the Division of Ratepayer Advocate, an agency representing ratepayers.

     Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes. The Company's New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- provide service to residents in Southampton Township, New Jersey. The Company's other New Jersey subsidiary, Utility Service Affiliates (Perth Amboy)

Inc., operates the water supply for the City of Perth Amboy, New Jersey. Middlesex Water Company and Pinelands Water and Wastewater Companies are subject to the regulations of the New Jersey Board of Public Utilities. The companies are also subject to various Federal and State regulatory agencies concerning water quality standards. This rate change does not apply to Perth Amboy, Pinelands or the other subsidiary customers.

     For additional information regarding Middlesex Water Company, visit the Company's website at www.middlesexwater.com or call (732) 634-1500.
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     This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
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               Safe Harbor Statement under the Private Securities
                         Litigation Reform Act of 1995:
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     Certain matters discussed in this press release are "forward-looking statements" intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rate, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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